Exhibit 10.7
                       EIGHTH AMENDMENT TO
      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                 DUKE REALTY LIMITED PARTNERSHIP


      In consideration of the issuance by Duke Realty Limited Partnership (the "Partnership") to Towne Investment Co., an Ohio limited partnership ("TIC") of Units in the Partnership as memorialized in TIC's execution of an Acknowledgement by Distributee on January 1, 1994, TIC has agreed to indemnify Duke Realty Investments, Inc., an Indiana corporation (the "General Partner") from and against certain recourse indebtedness of the Partnership effective as of the date on which non-recourse indebtedness secured by the contribution of property to the
Partnership by TIC's predecessor-in-interest was repaid. Accordingly, the undersigned, as the General Partner and Partners (including TIC and the General Partner) holding more than ninety percent (90%) of the outstanding Units of Duke Realty Limited Partnership, hereby amend the Partnership's Amended and Restated Agreement of Limited Partnership, as heretofore amended (the "Partnership Agreement"), pursuant to Section 9.05(b) of the Partnership Agreement, to add a new Section 3.15 to read as provided in Exhibit A hereto. In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

     This Amendment may be executed in any number of counterparts and by separate signature pages, and all of such counterparts and signature pages shall for all purposes constitute an agreement binding on the parties hereto notwithstanding that all parties are not signatory to the same counterpart or signature page.

      This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Indiana.

      Executed as of February 18, 1999 but effective as of 12:01 a.m., September 30, 1998.

                              DUKE REALTY INVESTMENTS, INC., as
                              General Partner, as a holder of
                              Units and as attorney-in-fact
                              pursuant to Section 9.19 of the
                              Partnership Agreement for all
                              holders of Units who have consented
                              in writing to this Amendment


                              By:
                                   ------------------------------------
                                   Dennis D. Oklak
                                   Executive Vice President,
                                   Chief Administrative Officer
                                   and Treasurer

                                   DMI PARTNERSHIP

                                   By:
                                   Duke Management, Inc., general
                                   partner


                                   By:
                                         ---------------------------
                                        Darell E. Zink, Jr.
                                        Executive Vice President, Chief
                                        Financial Officer and Secretary


                                   TOWNE INVESTMENT CO., an Ohio limited
                                   partnership


                                  By:
                                    ---------------------------------
                                    Neil K. Bortz, General Partner


                                  By:
                                     ---------------------------------
                                   Marvin Rosenberg, General Partner

                            EXHIBIT A


  SECTION 3.15.  INDEMNIFICATION OF CERTAIN RECOURSE DEBT.

  (a) Definitions. As used in this Section 3.15, the following terms shall have the meanings indicated:

    "Claim Percentage" for TIC means 100%; provided, however, in the event any other limited partner of the Partnership is an indemnitor with respect to an Indemnity Claim, the Claim Percentage for TIC with respect to such Indemnity Claim shall be the percentage determined by dividing TIC's Maximum Liability by the maximum liability with respect to such Indemnity Claim of all indemnitors of the related Recourse Debt.

    "Indemnity Claim"  means any demand made to the General
  Partner by any holder of all or any part of the Recourse
  Debt for payment of all or any part thereof.

    "Indemnity Claim Amount" means, with respect to an Indemnity Claim, the amount determined as prescribed in subsection (c)(iv) of this section.

    "Indemnity Credit" for TIC means, at any time, all payments made prior to such time by TIC under subsection (b) of this section.

    "Maximum Liability" for TIC means $3,700,000.

    "Recourse Debt" means any and all indebtedness of the Partnership not evidenced by a non-recourse note.

    "TIC" means Towne Investment Co., an Ohio limited partnership, which is a Limited Partner as of September 30, 1998.

  (b) Indemnification. Upon and subject to the terms and provisions of this Section 3.15, TIC agrees to indemnify the General Partner from and against liability for a portion of each Indemnity Claim Amount (regardless of whether actually paid by the General Partner) equal to TIC's Claim Percentage of the Indemnity Claim Amount, subject, however, to the limitation that the maximum amount required at anytime to be indemnified hereunder by TIC shall not exceed the TIC Maximum Liability reduced (not below zero) by TIC's Indemnity Credit at such time.

  (c)  Indemnification Procedure.

       (i) The General Partner shall not pay any portion of any Recourse Debt prior to (A) giving TIC written notice of the related Indemnity Claim and the opportunity to defend against the Indemnity Claim as provided in this subsection (c) and (B) the determination of the related Indemnity Claim Amount as provided in subsection (c)(iv) below.

       (ii) Whenever an Indemnity Claim arises, the General Partner shall promptly give written notice to TIC setting forth in reasonable detail, to the extent then available, the facts concerning the Indemnity Claim.

       (iii) TIC shall be entitled, at its sole expense, to assume the entire defense of each Indemnity Claim with counsel selected by TIC.

       (iv) If TIC chooses to defend against an Indemnity Claim, the related Indemnity Claim Amount shall be the amount specified in a written settlement agreement with the claimant that is approved in writing by the Indemnitors or in an order of a court of competent jurisdiction that is not further appealable. If TIC chooses not to defend against an Indemnity Claim, the related Indemnity Claim Amount shall be the amount of the Indemnity Claim specified in a written settlement agreement between the General Partner and the claimant or in an order of a court of competent jurisdiction that is not further appealable.

  (d)  Partnership Indemnification of TIC.  Subject to subsection
(e) of this section, the Partnership shall indemnify TIC against all amounts required to be paid by TIC under the terms of this
Section 3.15.

  (e) Limitation on the Partnership Obligations. TIC agrees for the benefit of the General Partner, and any successor general partner of the Partnership, that enforcement by TIC of (i) the Partnership's indemnity obligation under subsection (d) or (ii) the Partnership's obligation under any other document to assume, pay, or indemnify against any Recourse Debt shall be subject to the limitation that (A) no Partner of the Partnership shall be personally liable to TIC for performance by the Partnership of any such obligation, (B) TIC shall not be entitled to seek or obtain any personal money or other judgment against any Partner of the Partnership for the Partnership's default in performance of any such obligation, and (C) any such judgment obtained against the Partnership shall only be enforceable by TIC against the property and assets of the Partnership.

  (f) Assumption of TIC's Obligations. Upon the distribution of all the Units held by TIC to its partners, the obligations of TIC pursuant to this Section 3.15 shall be assigned to and assumed by the applicable partners in proportion to the number of Units distributed to each such partner, and each such partner shall become an indemnitor under this Section 3.15, and all obligations of TIC that are not then due and payable shall terminate and TIC shall be deemed no longer subject to this Section 3.15. Except as provided in this subsection (f), TIC shall not have the right to assign its obligations under this Section 3.15 without the express written consent of the General Partner.

  (g)  Termination of Indemnitor's Obligations.  This Section
3.15 shall continue in full force and effect until the first to occur of the following:

       (i)    The death of an individual indemnitor
       (including an assignee of any indemnitor), at which time all obligations of the deceased individual indemnitor (a "Terminated Indemnitor") under this
       Section 3.15 that are not then due and payable shall terminate, and the Terminated Indemnitor shall be deemed no longer subject to this Section 3.15. Following termination with respect to a Terminated Indemnitor, this Section 3.15 shall remain effective and enforceable with respect to all other indemnitors then subject to this Section 3.15, and all allocations of obligations under this Section 3.15 based upon the total Claim Percentages held by indemnitors or a specified group of indemnitors shall thereafter be made.

       (ii) Upon the exchange pursuant to Section 7.07 of all the Units held by TIC or its successors, at which time all obligations of the indemnitors under this
       Section 3.15 that are not then due and payable shall terminate.

  (h) Notices. All notices, demands, or other communications given pursuant to this section shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, or by telecopy addressed as follows:

     (i)  If to the General Partner or the Partnership, to:

          Duke Realty Investments, Inc.
          8888 Keystone Crossing, Suite 1200
          Indianapolis, Indiana  45240
          Telecopier No. (317) 808-6790
          Attention:  John R. Gaskin, Vice President and General Counsel

       (ii)    If to TIC, to:

          Towne Investment Co.
          1055 St. Paul Place
          Cincinnati, Ohio  45202
          Telecopier No. (513) 345-6975
          Attention:  Neil K. Bortz and Marvin Rosenberg

or such other address with respect to any party subject to this section as such party may, from time to time, notify (as provided above) the General Partner and the other parties subject hereto. Any such notice, demand, or communication shall be deemed to have been given (A) if so mailed, as of the close of the third business day following the date so mailed, and (B) if personally delivered or otherwise sent as provided above, on the date received